AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR
THE ADVISER MANAGED TRUST

	THIS AMENDMENT to the Investment Sub-Advisory
Agreement for the Adviser Managed Trust between
Aronson+Johnson+Ortiz, LP (the Sub-Adviser) and SEI
Investments Management Corporation, a Delaware corporation (the Adviser), is made effective as of the 15th day of December, 2011.

	WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory
Agreement dated as of January 10, 2011, as amended
June 24, 2011 (the Agreement); and

       WHEREAS, the parties desire to amend the Agreement with respect to the manner in which the sub-advisers compensation is calculated by the Adviser.

       NOW, THEREFORE, the parties to this Amendment,
intending to be legally bound, agree as follows:
1.	Unless otherwise defined herein,
capitalized terms shall have the meaning
set forth in the Agreement.
	2.	Unless otherwise set forth herein, all
provisions of the Agreement shall remain in effect.

	3.  	Paragraph 4 of the Agreement is hereby
deleted in its entirety and replaced
with the following:

	Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement.
[SENTENCE REDACTED]. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

	4.	Schedule B of the Agreement is hereby
deleted in its entirety and replaced
with the Schedule B, attached hereto.
       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
Aronson+Johnson+Ortiz, LP


By:

/s/ Greg McIntire

By:

/s/ Theodore R. Aronson
Name:

Greg McIntire

Name:

Theodore R. Aronson

Title:

Vice President

Title:

Managing Principal





































Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Aronson+Johnson+Ortiz, LP
(the Agreement)

Dated January 10, 2011, as amended June 24, 2011 and
December 15, 2011

 For purposes of this Schedule B, terms used herein shall have the following meanings:


[REDACTED]





Agreed and Accepted:

SEI Investments Management Corporation
Aronson+Johnson+Ortiz, LP


By:

/s/ Greg McIntire

By:

/s/ Theodore R. Aronson
Name:

Greg McIntire

Name:

Theodore R. Aronson

Title:

Vice President

Title:

Managing Principal




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